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                                                                    EXHIBIT 10.2

NOTICE OF GRANT OF                                      JANUS CAPITAL GROUP INC.
MUTUAL FUND SHARE AWARD                                 151 DETROIT STREET
                                                        DENVER, COLORADO  80206


[INSERT NAME]
ADDRESS
ADDRESS
CITY, STATE  ZIP



         As a key employee of [___], [a subsidiary of Janus Capital Group, Inc.] ("Janus"), you have been selected to participate in the Janus Mutual Fund Share Investment Plan (the "Plan") for the 2005 plan year. Subject to the terms of the Plan, you have been granted a deferred cash award of $_____ ("Mutual Fund Award"). All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan. Please refer to the Plan (which is enclosed with this notice) for an explanation of the terms and conditions of this grant and a full description of your rights and obligations.

1.       Vesting of Mutual Fund Award.
         ----------------------------

         (a) Except as otherwise provided herein, in the Plan or in any severance or employment agreement between you and [____], the Mutual Fund Award will become vested in accordance with the following schedule provided that you are employed by [ ] or an affiliate on such date:

                               [vesting schedule]



2.       Allocation Elections.
         --------------------

         (a) During the vesting period, your award will be credited to your Mutual Fund Share Investment Account (your "Account"). The award will be deemed invested in the phantom investments selected by you pursuant to your online elections through the Plan administrative system (www.___________). You may change your investment elections from time to time; provided, however, in no event shall you be able to make changes to your investment elections more than four (4) times per calendar year.

         (b) By accepting this award, you acknowledge and agree that (i) your Account balances are subject to any net appreciation or depreciation accruing from time to time based on your deemed investment election of the Account balance in accordance with your allocation election(s) in effect from time to time; (ii) you are solely responsible for any net appreciation or net depreciation in the balance of your Account resulting from your deemed
investment elections; (iii) neither Janus Capital Group Inc. [nor    ]
guarantees or represents in any manner whatsoever that you will realize any appreciation in the balance of the Account as a result of allocating the Account balance for deemed investments in the Janus mutual funds; and (iv) any allocation elections must comply with Company pre-clearance and applicable prospectus requirements. You further agree

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and acknowledge that you are under no obligation to make a deemed investment election in any particular fund, and, if no such investment election is made, that the balance and any transfers in your Account shall be deemed invested in the Janus Money Market Fund.

3. Distribution upon Vesting. Subject to the terms of the Plan, upon the vesting of all or a portion of your Mutual Fund Award under Section 1, the value of the vested portion of your Account shall be distributed to you as soon as administratively practicable after the applicable vesting event. Any distribution shall be in the form of a lump sum cash payment (subject to applicable withholdings), unless the Administrator makes an advance determination, in its discretion, to settle your vested portion in a Janus retail account or in units of the mutual funds in which you were invested on a phantom basis at the time such distribution is processed. Notwithstanding the above, unless otherwise provided by the Administrator, to the extent that the Administrator determines that the Mutual Fund Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the vested portion of such Mutual Fund Award shall be distributed in accordance with the schedule set forth in Section 1(a) hereof; provided however, any portion of the Mutual Fund Award which is vested under another subsection of
Section 1 but has not yet been distributed shall be distributed upon the earlier occurrence of a permitted distribution event under Section 409A of the Code.

4. Taxes and Withholding. No later than the date as of which an amount first becomes includible in your gross income for federal income tax purposes with respect to any Mutual Fund Award unit, [_____] shall withhold all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

5. Amendment. This notice may not be modified, amended or waived except by an instrument in writing approved by [_____]. Notwithstanding anything to the contrary contained in the Plan or in this notice, to the extent that [_____] determines that the Mutual Fund Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, [___] reserves the right to amend, restructure, terminate or replace the Mutual Fund Award in order to cause the Mutual Fund Award to either not be subject to
Section 409A of the Code or to comply with the applicable provisions of such section.

6. Counterparts. This notice may be executed in counterparts, which together shall constitute one and the same original.


         You must sign this notice in order for this grant to be effective. Please sign and date below and return it promptly to ______ at [_____], 151 Detroit Street, Denver, Colorado 80206 in the enclosed envelope.



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[JANUS CAPITAL GROUP INC.]                    Date


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[Executive]                                   Date


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